UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2025 (July 3, 2025)

Ambac Financial Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One World Trade Center New York NY 10007

(Address of principal executive offices)

(212) 658-7470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	AMBC	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to AAC Sale Agreement

As previously disclosed, on June 4, 2024, Ambac Financial Group, Inc., a Delaware corporation (the “Company”) entered into a stock purchase agreement (the “AAC Sale Agreement”) with American Acorn Corporation, a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P. (“Buyer”), pursuant to which, subject to the conditions set forth therein, the Company will sell to Buyer all of the issued and outstanding shares of common stock, par value $2.50 per share, of Ambac Assurance Corporation, a Wisconsin stock insurance company and wholly-owned subsidiary of the Company (the “AAC Transaction”).

On July 3, 2025, the parties to the AAC Sale Agreement entered into the First Amendment to the AAC Sale Agreement (the “First Amendment”), pursuant to which the parties agreed to extend the End Date (as defined in the AAC Sale Agreement) to December 31, 2025, subject to an automatic 90-day extension if regulatory approvals have not been obtained by the End Date. The description of the First Amendment in this report is qualified in its entirety by reference to the full text of the First Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Letter Agreement

Overview

On July 3, 2025, the parties to the AAC Sale Agreement entered into a Letter Agreement (the “Letter Agreement”), pursuant to which, among other things, the parties entered into a new agreement with respect to the Warrant (as defined in the AAC Sale Agreement) and amended certain terms of the Investor Rights Agreement (as defined in the AAC Sale Agreement). The description of the Letter Agreement in this report is qualified in its entirety by reference to the full text of the Letter Agreement, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Conversion of Warrant

As previously disclosed, pursuant to the AAC Sale Agreement, at the closing of the AAC Transaction (the “Closing”), the Company will issue to Buyer or its designee (the “Investor”) the Warrant. Pursuant to the Letter Agreement, following the close of business on the six-month anniversary of the Closing (the “Lock-Up Termination Date”) and until the expiration of the Warrant Term (as defined in the Warrant), the Investor may, once in the first six-month period following the Lock-Up Termination Date and then, once in any three-month period following the end of such six-month period, convert up to the lesser of (a) the amount of the unexercised and unconverted Warrant and (b) one-third of the original amount of the Warrant. The Warrant may be converted, at the Company’s option, for (i) the number of Warrant Shares (as defined in the Warrant) for which the Investor has elected to convert or (ii) a cash payment, in each case based on the Black-Scholes Value (as defined in the Letter Agreement) of the number of Warrant Shares for which the Investor has elected to convert, or (iii) a combination of Warrant Shares and cash. The sum of all amounts paid by the Company (whether in the form of Warrant Shares or cash) to Investor or its Affiliates with respect to the Warrant upon conversion of the Warrant (including conversions in connection with a Change of Control (as defined in the Letter Agreement)) will not exceed $70 million in the aggregate.

Standstill

Subject to certain exceptions, without the prior written approval of the board of directors of the Company (the “Board”), from the Closing until the date on which the Investor and its Affiliates no longer beneficially owns any portion of the Warrant, the Investor will not, and will cause each of its Affiliates not to, directly or indirectly, make any public or private proposal or offer to the Company, the Board (or any committee or member thereof) or any stockholder or group of stockholders of the Company that, if consummated, could reasonably be expected to result in a Change of Control; provided that the standstill no longer applies from and after the time at which the Company enters into a merger, consolidation, business combination, restructuring or similar transaction with any third party.

Payment Upon Change of Control

In the event of a Change of Control of the Company, the Investor will be entitled to receive a cash payment equal to the Black-Scholes Value of the unexercised and unconverted portion of the Warrant, to be calculated on the basis set forth in the Letter Agreement.

Investor Rights Agreement

As previously disclosed, pursuant to the AAC Sale Agreement, at the Closing, the Company will enter into the Investor Rights Agreement by and between the Company and the Investor. Pursuant to the Letter Agreement, the Investor Rights Agreement will be amended such that the Investor will no longer have the right to designate one director to the Board in connection with the AAC Transaction.

Leases and Company Payments

The Letter Agreement provides for the parties to cooperate on certain potential arrangements with respect to the Company’s office leases. The Investor also agreed to waive any claim, dispute or adjustment to the purchase price for Company Payments (as defined in the AAC Sale Agreement) from April 1, 2024 through March 31, 2025 and for certain Company Payments related to compensation from March 31, 2025 through the Closing, subject to the terms set forth in the Letter Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under “Letter Agreement – Conversion of Warrant” relating to the issuance of the Warrant is incorporated by reference in this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On July 7, 2025, the Company issued a press release to announce the First Amendment and the Letter Agreement, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act.

Forward-Looking Statements

In this report, there are statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements, include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the AAC Sale Agreement; the outcome of any legal proceedings that may be instituted against the parties to the AAC Sale Agreement; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the AAC Transaction), and to satisfy any of the other conditions to AAC Transaction on a timely basis or at all; the possibility that the AAC Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the AAC Transaction; the ability of the parties to consummate the AAC Transaction and the timing of the AAC Transaction; and other factors that may affect future results of the Company. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, the parties undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to the parties, (ii) that the parties currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect the future results of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	First Amendment to the Stock Purchase Agreement, by and between Ambac Financial Group, Inc. and American Acorn Corporation, dated as of July 3, 2025.

10.1	Letter Agreement, by and between Ambac Financial Group, Inc. and American Acorn Corporation, dated as of July 3, 2025.*

99.1	Press Release dated July 7, 2025.

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

*

Certain schedules and other similar attachments to such agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: July 7, 2025	By:	/s/ William J. White
William J. White
First Vice President, Secretary and Assistant General Counsel